Exhibit 99.1

Electronic Arts Reports Q1 FY20 Financial Results

REDWOOD CITY, CA - July 30, 2019 — Electronic Arts Inc. (NASDAQ: EA) today announced preliminary financial results for its first fiscal quarter ended June 30, 2019.

“We had a strong start to FY20, bringing rich new experiences to our growing communities for Apex Legends, EA SPORTS, The Sims and more,” said CEO Andrew Wilson. “From great new games to live services with longevity, subscriptions on more platforms and competitive gaming for more franchises, we’re pushing to lead with innovation, quality and choice for our players.”

“We delivered operating results significantly above our expectations, driven by broad strength across our core franchises. This quarter shows how the power of our portfolio strategy, combined with live services, delivers strong results,” said COO and CFO Blake Jorgensen. “We believe we have the right ingredients in place to deliver fun for our players and success for our business.”

News and ongoing updates regarding EA and its games are available on EA’s blog at www.ea.com/news.

Selected Operating Highlights and Metrics

•	Digital net bookings* for the trailing twelve months was $3.730 billion, up 5% year-over-year and represents 76% of total net bookings.

•	During the quarter, FIFA Ultimate TeamTM had more than three million players logging in daily during the Team of the Season in-game event.

•	During the quarter, The Sims 4TM expansion packs and game pack downloads increased 55% year-over-year.

•	At quarter end, Star Wars TM: Galaxy of Heroes had nearly 80 million players life-to-date.

•	Season 2 in Apex Legends TM began on July 2.

•	On July 24, EA Access launched on PlayStation® 4.

* Net bookings is defined as the net amount of products and services sold digitally or sold-in physically in the period. Net bookings is calculated by adding total net revenue to the change in deferred net revenue for online-enabled games and mobile platform fees.

Selected Financial Highlights and Metrics

•	Net cash provided by operating activities was $158 million for the quarter and $1.585 billion for the trailing twelve months.

•	EA repurchased 3.2 million shares for $305 million during the quarter, bringing the total to 11.9 million shares for $1.197 billion during the trailing twelve months.

Impact of Certain Tax Matters

During the three months ended June 30, 2019, three separate tax events occurred:

1.	EA completed an internal transfer of some of its intellectual property rights to its Swiss subsidiary, where EA’s international business is headquartered;

2.	A decision by the Ninth Circuit Court of Appeals in Altera Corp. v. Commissioner regarding stock-based compensation expenses required EA to record a tax accrual; and

3.	A referendum was passed in Switzerland, which will change the Swiss income tax rates once enacted.

As a result of these events, EA expects to recognize an income tax benefit of $1.700 billion, or $5.61 of earnings per share, during the fiscal year ending March 31, 2020. EA recognized $1.080 billion of this income tax benefit during the three months ended June 30, 2019 and expects to recognize the remaining $620 million once the referendum is enacted, which we expect during the three months ending September 30, 2019.

Quarterly Financial Highlights

	Three Months Ended
	June 30,
	2019	2018
(in $ millions, except per share amounts)
Digital net revenue	1,049	957
Packaged goods and other net revenue	160	180
Total net revenue	1,209	1,137

Net income	1,421*	293
Diluted earnings per share	4.75*	0.95

Operating cash flow	158	120

Value of shares repurchased	305	300
Number of shares repurchased	3.2	2.3

*Refer to the above section titled “Impact of Certain Tax Matters” for additional details.

The following GAAP-based financial data and tax rate of 18% was used internally by company management to adjust its GAAP results in order to assess EA’s operating results:

	Three Months Ended June 30, 2019
		GAAP-Based Financial Data
(in $ millions)	Statement of Operations	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Mobile platform fees	Stock-based compensation
Total net revenue	1,209	—	(427)	(39)	—
Cost of revenue	187	(2)	—	(39)	(1)
Gross profit	1,022	2	(427)	—	1
Total operating expenses	607	(6)	—	—	(72)
Operating income	415	8	(427)	—	73
Interest and other income, net	21	—	—	—	—
Income before provision for (benefit from) income taxes	436	8	(427)	—	73
Number of shares used in computation:
Diluted	299

For more information about the nature of the GAAP-based financial data, please refer to EA’s Form 10-K for the fiscal year ended March 31, 2019.
Trailing Twelve Months Financial Highlights

	Twelve Months Ended
	June 30,
	2019	2018
(in $ millions)
Digital net revenue	3,802	3,528
Packaged goods and other net revenue	1,220	1,310
Total net revenue	5,022	4,838*

Net income	2,147**	692

Operating cash flow	1,585	1,636

Value of shares repurchased	1,197	751
Number of shares repurchased	11.9	6.2

*EA adopted FASB ASU 2014-09 (Topic 606), Revenue from Contracts with Customers on April 1, 2018. For more information about the adoption of Topic 606 please refer to the Investor Accounting FAQ on our IR website and our SEC filings. Financial data from prior periods has not been restated.
**Refer to the above section titled “Impact of Certain Tax Matters” for additional details.

The following GAAP-based financial data and tax rate of 18% was used internally by company management to adjust its GAAP results in order to assess EA’s operating results:

	Twelve Months Ended June 30, 2019
		GAAP-Based Financial Data
(in $ millions)	Statement of Operations	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Mobile platform fees	Stock-based compensation
Total net revenue	5,022	—	94	(178)	—
Cost of revenue	1,294	(5)	—	(178)	(4)
Gross profit	3,728	5	94	—	4
Total operating expenses	2,617	(37)	—	—	(283)
Operating income	1,111	42	94	—	287
Interest and other income, net	85	—	—	—	—
Income before provision for (benefit from) income taxes	1,196	42	94	—	287

For more information about the nature of the GAAP-based financial data, please refer to EA’s Form 10-K for the fiscal year ended March 31, 2019.

Operating Metric

The following is a calculation of our total net bookings for the periods presented:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2019	2018	2019	2018
(in $ millions)
Total net revenue	1,209	1,137	5,022	4,838
Change in deferred net revenue (online-enabled games)	(427)	(339)	94	365
Mobile platform fees	(39)	(49)	(178)	(49)
Net bookings	743	749	4,938	5,154

Business Outlook as of July 30, 2019

The following forward-looking statements reflect expectations as of July 30, 2019. Electronic Arts assumes no obligation to update these statements. Results may be materially different and are affected by many factors detailed in this release and in EA’s annual and quarterly SEC filings.

Fiscal Year 2020 Expectations — Ending March 31, 2020

Financial metrics:

•	Net revenue is expected to be approximately $5.375 billion.

◦	Change in deferred net revenue (online-enabled games) is expected to be approximately $(125) million.

◦	Mobile platform fees are expected to be approximately $(150) million.

•	Net income is expected to be approximately $2.795 billion, approximately $1.700 billion of which is related to the income tax benefits discussed above.

•	Diluted earnings per share is expected to be approximately $9.22, approximately $5.61 of which is related to the income tax benefits discussed above.

•	Operating cash flow is expected to be approximately $1.575 billion.

•	The Company estimates a share count of 303 million for purposes of calculating fiscal year 2020 diluted earnings per share.

Operational metric:

•	Net bookings is expected to be approximately $5.100 billion.

In addition, the following outlook for GAAP-based financial data and a long-term tax rate of 18% are used internally by EA to adjust our GAAP expectations to assess EA’s operating results and plan for future periods:

	Twelve Months Ending March 31, 2020
		GAAP-Based Financial Data
	GAAP Guidance	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Mobile platform fees	Stock-based compensation
(in $ millions)
Digital net revenue	4,175	—	(75)	(150)	—
Packaged goods & other net revenue	1,200	—	(50)	—	—
Total net revenue	5,375	—	(125)	(150)	—
Cost of revenue	1,327	(12)	—	(150)	(2)
Operating expense	2,746	(23)	—	—	(353)
Income before provision for (benefit from) income taxes	1,361	35	(125)	—	355
Net income	2,795
Number of shares used in computation:
Diluted shares	303

Second Quarter Fiscal Year 2020 Expectations — Ending September 30, 2019

Financial metrics:

•	Net revenue is expected to be approximately $1.315 billion.

◦	Change in deferred net revenue (online-enabled games) is expected to be approximately $(50) million.

◦	Mobile platform fees are expected to be approximately $(35) million.

•	Net income is expected to be approximately $776 million, approximately $620 million of which is related to the income tax benefits discussed above.

•	Diluted earnings per share is expected to be approximately $2.60, approximately $2.08 of which is related to the income tax benefits discussed above.

•	The Company estimates a share count of 298 million for purposes of calculating second quarter fiscal year 2020 diluted earnings per share.

Operational metric:

•	Net bookings is expected to be approximately $1.230 billion.

In addition, the following outlook for GAAP-based financial data and a long-term tax rate of 18% are used internally by EA to adjust our GAAP expectations to assess EA’s operating results and plan for future periods:

	Three Months Ending September 30, 2019
		GAAP-Based Financial Data
	GAAP Guidance	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Mobile platform fees	Stock-based compensation
(in $ millions)
Total net revenue	1,315	—	(50)	(35)	—
Cost of revenue	407	(2)	—	(35)	(1)
Operating expense	679	(5)	—	—	(89)
Income before provision for (benefit from) income taxes	243	7	(50)	—	90
Net Income	776
Number of shares used in computation:
Diluted shares	298

For more information about the nature of the GAAP-based financial data, please refer to EA’s Form 10-K for the fiscal year ended March 31, 2019.

Conference Call and Supporting Documents

Electronic Arts will host a conference call on July 30, 2019 at 2:00 pm PT (5:00 pm ET) to review its results for the first fiscal quarter ended June 30, 2019 and its outlook for the future. During the course of the call, Electronic Arts may disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number (866) 393-4306 (domestic) or (734) 385-2616 (international), using the conference code 9998462 or via webcast at EA’s IR Website at http://ir.ea.com.

EA has posted a slide presentation with a financial model of EA’s historical results and guidance and an Investor Accounting FAQ document on EA’s IR Website. EA will also post the prepared remarks and a transcript from the conference call on EA’s IR Website.

A dial-in replay of the conference call will be available until August 13, 2019 at 855-859-2056 (domestic) or 404-537-3406 (international) using pin code 9998462. An audio webcast replay of the conference call will be available for one year on EA’s IR Website.

Forward-Looking Statements

Some statements set forth in this release, including the information relating to EA’s fiscal 2020 expectations under the heading “Business Outlook as of July 30, 2019,” and other information regarding EA's fiscal 2020 expectations contain forward-looking statements that are subject to change.  Statements including words such as “anticipate,” “believe,” “expect,” “intend,” “estimate,” “plan,” “predict,” “seek,” “goal,” “will,” “may,” “likely,” “should,” “could” (and the negative of any of these terms), “future” and similar expressions also identify forward-looking statements. These forward-looking statements are not guarantees of future performance and reflect management’s current expectations. Our actual results could differ materially from those discussed in the forward-looking statements.

Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: sales of the Company’s products and services; the Company’s ability to develop and support digital products and services, including managing online security and privacy; outages of our products, services and technological infrastructure; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; governmental regulations; the effectiveness of the Company’s sales and marketing programs; timely development and release of the Company’s products and services; the Company’s ability to realize the anticipated benefits of acquisitions; the consumer demand for, and the availability of an adequate supply of console hardware units; the Company’s ability to predict consumer preferences among competing platforms; the Company’s ability to develop and implement new technology; foreign currency exchange rate fluctuations; general economic conditions; changes in our tax rates or tax laws; and other factors described in Part I, Item 1A of Electronic Arts’ latest Annual Report on Form 10-K under the heading “Risk Factors”, as well as in other documents we have filed with the Securities and Exchange Commission.

These forward-looking statements are current as of July 30, 2019. Electronic Arts assumes no obligation to revise or update any forward-looking statement for any reason, except as required by law. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts.

While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019. Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended June 30, 2019.

About Electronic Arts

Electronic Arts (NASDAQ: EA) is a global leader in digital interactive entertainment. The Company develops and delivers games, content and online services for Internet-connected consoles, mobile devices and personal computers.

In fiscal year 2019, EA posted GAAP net revenue of $4.95 billion. Headquartered in Redwood City, California, EA is recognized for a portfolio of critically acclaimed, high-quality brands such as EA SPORTS™ FIFA, Battlefield™, Apex Legends™, The Sims™, Madden NFL, Need for Speed™, Titanfall™ and Plants vs. Zombies™. More information about EA is available at www.ea.com/news.

EA SPORTS, Ultimate Team, Battlefield, Need for Speed, Apex Legends, The Sims and Plants vs. Zombies are trademarks of Electronic Arts Inc. John Madden, NFL and FIFA are the property of their respective owners and used with permission. STAR WARS © & TM 2015 Lucasfilm Ltd. All rights reserved.

For additional information, please contact:

Chris Evenden	John Reseburg
Vice President, Investor Relations	Vice President, Corporate Communications
650-628-0255	650-628-3601
cevenden@ea.com	jreseburg@ea.com

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
(in $ millions, except per share data)

	Three Months Ended June 30,
	2019	2018
Net revenue
Product	166	202
Service and other	1,043	935
Total net revenue	1,209	1,137
Cost of revenue
Product	35	68
Service and other	152	147
Total cost of revenue	187	215
Gross profit	1,022	922
Operating expenses:
Research and development	381	362
Marketing and sales	110	140
General and administrative	110	114
Acquisition-related contingent consideration	1	—
Amortization of intangibles	5	6
Total operating expenses	607	622
Operating income	415	300
Interest and other income (expense), net	21	19
Income before provision for (benefit from) income taxes	436	319
Provision for (benefit from) income taxes	(985)	26
Net income	1,421	293
Earnings per share
Basic	4.78	0.96
Diluted	4.75	0.95
Number of shares used in computation
Basic	297	306
Diluted	299	310

Results (in $ millions, except per share data)
The following table reports the variance of the actuals versus our guidance provided on May 7, 2019 for the three months ended June 30, 2019 plus a comparison to the actuals for the three months ended June 30, 2018.

	Three Months Ended June 30,
	2019		2019	2018
	Guidance	Variance	Actuals	Actuals
Net revenue
Net revenue	1,130	79	1,209	1,137
GAAP-based financial data
Change in deferred net revenue (online-enabled games)	(405)	(22)	(427)	(339)
Mobile platform fees	(35)	(4)	(39)	(49)
Cost of revenue
Cost of revenue	188	(1)	187	215
GAAP-based financial data
Acquisition-related expenses	(2)	—	(2)	(1)
Stock-based compensation	—	(1)	(1)	(1)
Mobile platform fees	(35)	(4)	(39)	(49)
Operating expenses
Operating expenses	650	(43)	607	622
GAAP-based financial data
Acquisition-related expenses	(5)	(1)	(6)	(6)
Stock-based compensation	(70)	(2)	(72)	(69)
Income before tax
Income before tax	310	126	436	319
GAAP-based financial data
Acquisition-related expenses	7	1	8	7
Change in deferred net revenue (online-enabled games)	(405)	(22)	(427)	(339)
Mobile platform fees	—	—	—	—
Stock-based compensation	70	3	73	70
Tax rate used for management reporting	18%		18%	18%
Earnings per share
Basic	5.90	(1.12)	4.78	0.96
Diluted	5.84	(1.09)	4.75	0.95
Number of shares
Basic	299	(2)	297	306
Diluted	302	(3)	299	310

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(in $ millions)

	June 30, 2019	March 31, 2019[1]
ASSETS
Current assets:
Cash and cash equivalents	3,533	4,708
Short-term investments	1,654	737
Receivables, net	329	623
Other current assets	284	313
Total current assets	5,800	6,381
Property and equipment, net	446	448
Goodwill	1,892	1,892
Acquisition-related intangibles, net	80	87
Deferred income taxes, net	1,208	35
Other assets	323	114
TOTAL ASSETS	9,749	8,957
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	56	113
Accrued and other current liabilities	915	1,052
Deferred net revenue (online-enabled games)	679	1,100
Total current liabilities	1,650	2,265
Senior notes, net	995	994
Income tax obligations	345	233
Deferred income taxes, net	2	2
Other liabilities	272	132
Total liabilities	3,264	3,626

Stockholders’ equity:
Common stock	3	3
Retained earnings	6,499	5,358
Accumulated other comprehensive loss	(17)	(30)
Total stockholders’ equity	6,485	5,331
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	9,749	8,957

1Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(in $ millions)

	Three Months Ended June 30,
	2019	2018
OPERATING ACTIVITIES
Net income	1,421	293
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	37	38
Stock-based compensation	73	70
Change in assets and liabilities
Receivables, net	294	169
Other assets	24	48
Accounts payable	(40)	8
Accrued and other liabilities	(56)	(85)
Deferred income taxes, net	(1,174)	(74)
Deferred net revenue (online-enabled games)	(421)	(347)
Net cash provided by operating activities	158	120
INVESTING ACTIVITIES
Capital expenditures	(45)	(32)
Proceeds from maturities and sales of short-term investments	358	207
Purchase of short-term investments	(1,263)	(228)
Acquisitions, net of cash acquired	—	(50)
Net cash used in investing activities	(950)	(103)
FINANCING ACTIVITIES
Proceeds from issuance of common stock	3	1
Cash paid to taxing authorities for shares withheld from employees	(51)	(89)
Repurchase and retirement of common stock	(305)	(300)
Payment of contingent consideration	(32)	—
Net cash used in financing activities	(385)	(388)
Effect of foreign exchange on cash and cash equivalents	2	(11)
Change in cash and cash equivalents	(1,175)	(382)
Beginning cash and cash equivalents	4,708	4,258
Ending cash and cash equivalents	3,533	3,876

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions, except per share data)

	Q1	Q2	Q3	Q4	Q1	YOY %
	FY19	FY19	FY19	FY19	FY20	Change
Net revenue
Net revenue	1,137	1,286	1,289	1,238	1,209	6%
GAAP-based financial data
Change in deferred net revenue (online-enabled games)[2]	(339)	(20)	368	173	(427)
Mobile platform fees	(49)	(44)	(48)	(47)	(39)
Gross profit
Gross profit	922	868	876	962	1,022	11%
Gross profit (as a % of net revenue)	81%	67%	68%	78%	85%
GAAP-based financial data
Acquisition-related expenses	1	1	1	1	2
Change in deferred net revenue (online-enabled games)[2]	(339)	(20)	368	173	(427)
Mobile platform fees	—	—	—	—	—
Stock-based compensation	1	1	1	1	1
Operating income
Operating income	300	258	242	196	415	38%
Operating income (as a % of net revenue)	26%	20%	19%	16%	34%
GAAP-based financial data
Acquisition-related expenses	7	9	8	17	8
Change in deferred net revenue (online-enabled games)[2]	(339)	(20)	368	173	(427)
Stock-based compensation	70	66	75	73	73
Net income
Net income	293	255	262	209	1,421	385%
Net income (as a % of net revenue)	26%	20%	20%	17%	118%
GAAP-based financial data
Acquisition-related expenses	7	9	8	17	8
Change in deferred net revenue (online-enabled games)[2]	(339)	(20)	368	173	(427)
Stock-based compensation	70	66	75	73	73
Tax rate used for management reporting	18%	18%	18%	18%	18%
Diluted earnings per share	0.95	0.83	0.86	0.69	4.75	400%
Number of diluted shares used in computation
Basic	306	305	302	299	297
Diluted	310	307	304	301	299

2The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of unrecognized gains/losses on cash flow hedges.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions)

	Q1	Q2	Q3	Q4	Q1	YOY %
	FY19	FY19	FY19	FY19	FY20	Change
QUARTERLY NET REVENUE PRESENTATIONS
Net revenue by composition
Full game downloads	116	148	247	169	132	14%
Live services	610	412	480	714	731	20%
Mobile	231	220	181	182	186	(19%)
Total digital	957	780	908	1,065	1,049	10%
Packaged goods and other	180	506	381	173	160	(11%)
Total net revenue	1,137	1,286	1,289	1,238	1,209	6%
Total digital	84%	61%	70%	86%	87%
Packaged goods and other	16%	39%	30%	14%	13%
Total net revenue %	100%	100%	100%	100%	100%
GAAP-based financial data
Full game downloads	(20)	9	26	44	(57)
Live services	(160)	(84)	304	131	(227)
Mobile	(35)	(24)	9	—	(25)
Total digital	(215)	(99)	339	175	(309)
Packaged goods and other	(124)	79	29	(2)	(118)
Total change in deferred net revenue (online-enabled games) by composition[2]	(339)	(20)	368	173	(427)
Mobile platform fees	(49)	(44)	(48)	(47)	(39)

Net revenue by platform
Console	705	917	885	826	760	8%
PC/Browser	197	149	217	217	249	26%
Mobile	233	220	181	190	196	(16%)
Other	2	—	6	5	4	100%
Total net revenue	1,137	1,286	1,289	1,238	1,209	6%
GAAP-based financial data
Console	(288)	8	323	87	(344)
PC/Browser	(9)	(4)	33	88	(59)
Mobile	(42)	(24)	11	(2)	(25)
Other	—	—	1	—	1
Total change in deferred net revenue (online-enabled games) by platform[2]	(339)	(20)	368	173	(427)
Mobile platform fees	(49)	(44)	(48)	(47)	(39)

2The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of unrecognized gains/losses on cash flow hedges.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions)

	Q1	Q2	Q3	Q4	Q1	YOY %
	FY19	FY19	FY19	FY19	FY20	Change
CASH FLOW DATA
Operating cash flow	120	(126)	954	599	158	32%
Operating cash flow - TTM	1,636	1,458	1,563	1,547	1,585	(3%)
Capital expenditures	32	31	21	35	45	41%
Capital expenditures - TTM	106	107	104	119	132	25%
Repurchase and retirement of common stock	300	299	292	301	305	2%
DEPRECIATION
Depreciation expense	30	30	30	31	30	—
BALANCE SHEET DATA
Cash and cash equivalents	3,876	2,881	3,887	4,708	3,533
Short-term investments	1,095	1,664	1,274	737	1,654
Cash and cash equivalents, and short-term investments	4,971	4,545	5,161	5,445	5,187	4%
Receivables, net	371	966	806	623	329	(11%)
STOCK-BASED COMPENSATION
Cost of revenue	1	1	1	1	1
Research and development	47	39	49	49	49
Marketing and sales	7	9	8	9	7
General and administrative	15	17	17	14	16
Total stock-based compensation	70	66	75	73	73